                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the ____ day of __________, 2002 is entered into by and between Michael Hough (the "Executive") and Forsyth Capital Mortgage Corp., a Maryland corporation (the "Company").

         The Company desires to establish its right to the continued services of the Executive, in the capacity described below, on the terms and conditions and subject to the rights of termination hereinafter set forth, and the Executive is willing to accept such employment on such terms and conditions. The Company is currently offering for sale shares of Common Stock as set forth in a prospectus, dated ____________, 2002 (the "Offering").

         In consideration of the mutual agreements hereinafter set forth, the Executive and the Company have agreed and do hereby agree as follows:

         1. EMPLOYMENT AS CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE COMPANY. The Company does hereby employ, engage and hire the Executive as Chairman of the Board and Chief Executive Officer of the Company, and the Executive does hereby accept and agree to such hiring, engagement, and employment. The Executive's duties as Chairman of the Board and Chief Executive Officer shall be such executive and managerial duties as the Board of Directors of the Company shall from time to time prescribe and as provided in the Bylaws of the Company. The Executive shall devote such time, energy and skill to the performance of his duties for the Company and for the benefit of the Company as may be necessary or required for the effective conduct and operation of the Company's business. Furthermore, the Executive shall exercise due diligence and care in the performance of his duties to the Company under this Agreement. Notwithstanding Section 23 hereof, the Executive shall devote substantially all of his business time working on behalf of the Company.

         2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence as of the date of the closing under the Offering (the "Effective Date") and shall continue through December 31, 2004. From and after December 31, 2004, and each anniversary thereafter, the Term of the Agreement shall automatically be extended for additional successive one-year periods unless, not later than three months prior to December 31, 2004 or any such anniversary, as applicable, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement.

         3. COMPENSATION.

                  (a) BASE SALARY. The Company shall pay the Executive, and the Executive agrees to accept from the Company, in payment for his services to the Company a base salary at the rate determined below ("Base Salary"), payable in equal biweekly installments or at such other time or times as the Executive and Company shall agree. Base Salary shall (i) equal a per annum amount of $300,000 and (ii) be reviewed periodically (not less frequently than annual) and upon the raising of additional equity through the placement of securities. The Base Salary can be raised at any time by the Board of Directors of the Company in its sole discretion.

                  (b) PERFORMANCE BONUS - BOARD OF DIRECTORS DISCRETION. The Executive shall be eligible to receive a discretionary, incentive performance bonus, pursuant to any bonus incentive compensation plan established by the Board, for the benefit of the Executive and the other executives of the Company, eligible to participate in such plan. Except as provided in Section 7, any such bonus awarded to the Executive shall be payable in the amount, in the manner, and at the time determined by the Company's Board of Directors in its sole and absolute discretion. In the sole discretion of the Board, such incentive bonus plan may be designed and operated in a manner intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) ANNUAL REVIEW. The Board of Directors of the Company shall, at least annually, review the Executive's entire compensation package to determine whether it continues to meet the Company's compensation objectives. Such annual review will include a determination of whether to increase the Base Salary in accordance with Section 3(a).

         4. FRINGE BENEFITS. The Executive shall be entitled to participate in any benefit programs adopted from time to time by the Company for the benefit of its executive employees, and the Executive shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company's Board of Directors.

                  (a) BENEFIT PLANS. The Executive shall be eligible to participant in and receive equity-based incentive awards under the Company's 2002 Long-Term Incentive Plan. In addition, the Executive shall be entitled to participate in any other benefit plans relating to stock options, stock purchases, awards, pension, thrift, profit sharing, life insurance, medical coverage, education, or other retirement or employee benefits available to other executive employees of the Company, subject to any restrictions (including waiting periods) specified in such plans. The Company shall make commercially reasonable efforts to obtain medical and disability insurance, and such other forms of insurance as the Board of Directors shall from time to time determine, for its employees.

                  (b) VACATION. The Executive shall be entitled to (i) four (4) weeks of paid vacation per calendar year for the first two years of service to the Company, and (ii) five (5) weeks of paid vacation per calendar year for the next two years of service to the Company, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. After four years of service to the Company, the Executive shall be entitled to such number of weeks of paid vacation per calendar year as determined by the Board of Directors of the Company after review of industry standards, but shall in no event be entitled to fewer than five weeks of paid vacation per calendar year.

         5. BUSINESS EXPENSES. The Company shall reimburse the Executive for any and all necessary, customary and usual expenses, properly receipted in accordance with Company policies, incurred by Executive on behalf of the Company.


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         6. TERMINATION OF EXECUTIVE'S EMPLOYMENT.

                  (a) DEATH. If the Executive dies while employed by the Company, his employment shall immediately terminate. The Company's obligation to pay the Executive's Base Salary shall cease as of the date of Executive's death. Thereafter, Executive's beneficiaries or his estate shall receive benefits in accordance with the Company's retirement, insurance and other applicable programs and plans then in effect.

                  (b) DISABILITY. (i) If, as a result of the Executive's incapacity due to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of his duties with the Company for six (6) consecutive months, and, within thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, the Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which the Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay the Executive his Base Salary at the rate in effect at the commencement of such period of Disability. Subsequent to such termination, the Executive's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

                  (ii) If, however, as a result of the Executive's partial incapacity due to physical or mental illness in which Executive shall not have been absent from his duties for six consecutive months and shall have returned to work on a full-time basis but is not able to perform at the same level as when hired and/or is not able to perform the same functions originally hired for ("Partial Disability"), the Company shall make reasonable efforts to accommodate the Executive's Partial Disability by modifying his job description appropriately, together with a commensurate adjustment in compensation; provided, however, the Company shall be required to so continue the employment of the Executive in the event of a Partial Disability of the Executive only if the Company determines, in its sole discretion, that it can create a position for which the Executive would be suited and that would be economically advantageous to the Company.

                  (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment under this Agreement for "Cause," at any time prior to expiration of the Term of the Agreement, only in the event of (i) the Executive's material breach of this Agreement, including without limitation the failure to substantially perform the reasonable and lawful duties of his position for the Company, (ii) acts or omissions constituting recklessness or wilful misconduct on the part of the Executive in respect of his fiduciary obligations or otherwise relating to the business of the Company, or (iii) the Executive's conviction for fraud, misappropriation, embezzlement or any other felony. The Executive's employment under this Agreement may be terminated immediately without any advance written notice, and the Company's obligation to pay the Executive's Base Salary, any bonus and benefits shall cease as of the termination date.

                  (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall have the right to terminate this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any one or more of the following events:

                  (i) A reduction in title and/or compensation of the Executive by the Board of Directors or the assignment of duties to the Executive not consistent with those of a senior executive of the Company, except in connection with the Company's termination of the Executive's employment for Cause pursuant to Section 6(c) or as otherwise expressly contemplated herein;

                  (ii) The Company's material breach of any of the provisions of this Agreement, including, but not limited to, a reduction by the Company in the Executive's Base Salary in effect as of the Effective Date, or as the same may be increased as provided herein; or a material change in the conditions of the Executive's employment (e.g., including, without limitation, a failure by the Company to provide the Executive with incentive compensation and benefits plans that provide benefits and the opportunity to obtain incentive compensation, in each case comparable to those available under benefits programs in effect as of the Effective Date, etc.); or

                  (iii) The relocation of the Company's principal executive offices to a location more than 50 miles from its location as of Effective Date or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to the extent necessary to meet the standard set forth in the last two sentences of Section 1.

                  (e) TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON. The Executive may at any time during the Term of this Agreement terminate his employment hereunder for any reason or no reason by giving the Company notice in writing not less than three (3) months in advance of such termination. The Executive shall have no further obligations to the Company after the effective date of termination, as set forth in the notice. Notwithstanding the foregoing, in the event any "person" (as defined in Section 8 below) begins a tender or exchange offer, circulates a proxy to shareholders or takes other steps to effect a Change of Control, the Executive agrees that he will not voluntarily leave the employ of the Company, and will render services to the Company commensurate with his position, until such "person" has abandoned or terminated efforts to effect a Change of Control or until a Change of Control has occurred. In the event of a termination by the Executive under this paragraph, the Company will pay only the portion of Base Salary or previously awarded Bonus unpaid as of the termination date. Benefits which have accrued and/or vested on the termination date will continue in effect according to their terms, but no additional accrual or vesting will take place.

         7. COMPENSATION UPON TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, OR BY THE EXECUTIVE FOR GOOD REASON. If the Executive's employment shall be terminated (i) by the Company other than for Cause, or (ii) by the Executive for Good Reason, the Executive shall be entitled to the following benefits:


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

                  (a) PAYMENT OF UNPAID BASE SALARY. The Company shall immediately pay the Executive any portion of the Executive's Base Salary or previously awarded bonus not paid prior to the termination date.

                  (b) SEVERANCE PAYMENTS. The Company shall continue to pay the Executive his Base Salary (as of the termination date) for the balance of the Term. In addition, the Executive shall be entitled to receive any bonus compensation he would have been entitled to during the remaining Term had his employment not been terminated prior to such time. Any such bonus payments shall be made at the time they would ordinarily be payable. In the event that a termination of employment described in this Section 7 occurs within two (2) years following a Change of Control, the Executive shall be entitled to a severance payment (the "Change of Control Severance") equal to three times the greater of the Executive's then current Base Salary plus actual bonus compensation or three-year average combined actual Base Salary and Bonus compensation. The total amount of the Change of Control Severance may not exceed one percent (1%) of the Company's "book value", as of the termination date. The "book value" of the Company shall be the aggregate amounts reported on the Company's balance sheet, prepared in accordance with generally accepted accounting principles as Stockholders' Equity, but excluding any adjustments for valuation reserves (i.e., changes in the value of the Company's portfolio of investments as a result of mark-to-market valuation changes). Fifty percent (50%) of the Change of Control Severance shall be payable immediately with the other fifty percent (50%) payable in equal monthly installments over the next twelve months. Notwithstanding anything else herein to the contrary, the minimum value of the Change of Control Severance shall be $250,000.

                  (c) IMMEDIATE VESTING OF EQUITY-BASED AWARDS. In the event that a termination of employment entitles the Executive to Change of Control Severance, pursuant to Subsection 7(b), the Company shall take all appropriate action to ensure that all incentive awards, granted to the Executive, the value of which is based upon the Company's stock ("Equity Awards") and which have not been exercised prior to the termination date become immediately exercisable by the Executive or, as the case may be, free of any prior contractual restrictions, whether or not the right to exercise any such stock options or dispose of any other such Equity Awards would otherwise then be vested in the Executive. The provisions of this Section 7(c) shall constitute an amendment to any stock option or other Equity Award agreements (including award certificates) between the Company and the Executive outstanding on the date hereof. All stock options or other Equity Awards held by the Executive, as of a termination date, not involving a termination following a Change of Control, shall be exercisable in accordance with the Company's Equity Award plans and the applicable Equity Award agreements.

                  (d) CONTINUATION OF FRINGE BENEFITS. From and after a termination of the Executive's employment in accordance with this Section 7, the Company shall continue to provide the Executive with all life insurance and medical coverage Fringe Benefits set forth in Section 4 as if the Executive's employment under the Agreement had not been terminated until the earlier to occur of (i) such time as the Executive finds full-time employment or (ii) this Agreement terminates. Notwithstanding the immediately preceding sentence, if, as the result of the termination of the Executive's employment, the Executive and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one or more of


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

the Company's benefit plans or the cost of providing such benefits exceeds 200% of the cost of providing such benefits to other members of senior management, the Company, at the Company's option, shall (i) continue to provide the Executive and his eligible dependents or beneficiaries with benefits at a level at least equivalent to the level of benefits for which the Executive and his dependents and beneficiaries were eligible under such plans immediately prior to the termination date or (ii) for any Fringe Benefit not so provided, the Company shall pay the Executive 200% of the cost of providing such Fringe Benefit to other members of senior management.

                  (e) LIMITATION ON PAYMENTS. In the event that (i) the Executive becomes entitled to the benefit payments provided under subparagraphs
(a)-(d) of this Section 7 ("Benefit Payments"), and (ii) any of the Benefit Payments or any other payments to the Executive under this Agreement or otherwise will be subject to any excise tax imposed under Section 4999 of the Code ("Excise Tax"), the Company shall reduce the aggregate sum of such payments to the largest amount payable that results in no loss of a tax deduction to the Company, under Code Section 280G of the Code and no excise tax to the Executive under Section 4999.

                  (f) NO MITIGATION REQUIRED; NO OTHER ENTITLEMENT TO BENEFITS UNDER AGREEMENT. The Executive shall not be required in any way to mitigate the amount of any payment provided for in this Section 7, including, but not limited to, by seeking other employment, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by the Executive as the result of employment with another employer after the termination date of employment, or otherwise, except as provided in Section 7(d)(i). Except as set forth in this Section 7, following a termination governed by this Section 7, the Executive shall not be entitled to any other compensation or benefits set forth in this Agreement, except as may be separately negotiated by the parties and approved by the Board of Directors of the Company in writing in conjunction with the termination of Executive's employment under this Section 7.

         8. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (a) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company any trustee or other fiduciary holding securities under an Executive benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 30% of the combined voting power of the Company's then outstanding securities; or

                  (b) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this section), (i) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, cease for any reason to constitute a majority thereof; or

                  (c) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         9. DISPUTE RELATING TO EXECUTIVE'S TERMINATION OF EMPLOYMENT FOR GOOD REASON. If the Executive resigns his employment with the Company alleging in good faith as the basis for such resignation any of the "Good Reasons" specified in Section 6(d), and if the Company then disputes the Executive's right to the payment of benefits under Section 7, the Company shall continue to pay the Executive the full compensation (including, but not limited to, his Base Salary) in effect at the date the Executive provided notice of such resignation, and the Company shall continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was then a participant, until the earlier of (i) the expiration of the Term of the Agreement or (ii) the date the dispute is finally resolved, either by mutual written agreement of the parties or by arbitration in accordance with Section 22. For the purposes of this Section, the Company shall bear the burden of proving that the grounds for the Executive's resignation do not fall within the scope of Section 6(d), and there shall be a rebuttable presumption that the Executive alleged such grounds in good faith.

         10.      NONCOMPETITION PROVISIONS.

                  (a) NONCOMPETITION. The Executive agrees that during the Term of this Agreement prior to any termination of his employment hereunder and for a period of one year following the occurrence of any event entitling the Executive to Severance Payments pursuant to Section 7, provided the Company makes all such payments when due according to the provisions of Section 7, he will not, directly or indirectly, without the prior written consent of the Company, manage, operate, join, control, participate in, or be connected as a stockholder (other than as a


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

holder of shares publicly traded on a stock exchange or the NASDAQ National Market System), partner, or other equity holder with, or as an officer, director or employee of, any real estate investment trust whose business strategy is competitive with that of the Company, as determined by a majority of the Company's independent directors ("Competing REIT"). It is further expressly agreed that the Company will or would suffer irreparable injury of the Company in violation of the preceding sentence of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company, in the areas of business set forth above, in violation of this Agreement. It is further expressly agreed that the Executive's interest in, employment by, or management of Atlantic Capital Management, Inc. (either directly or through another entity that is responsible for the management of Atlantic Capital Management, Inc.) shall not be deemed to violate any provisions of this Section, regardless of the scope of the Executive's activities with such firm, or other entity.

                  (b) RIGHT TO COMPANY MATERIALS. The Executive agrees that all styles, designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Materials") used, prepared, or made available to the Executive in connection with his employment by the Company shall be and shall remain the property of the Company. Upon the termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and the Executive shall not make or retain any copies thereof.

                  (c) SOLICITING EXECUTIVES. The Executive promises and agrees that he will not directly or indirectly solicit any of the Company Executives to work for any Competing REIT.

                  (d) MARYLAND LAW. The Executive agrees, in accordance with Maryland law, to first offer to the Company corporate opportunities learned of solely as a result of his service as an officer and director of the Company.

         11. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

                  If to the Company:        Forsyth Capital Mortgage Corp.
                                            3288 Robinhood Road
                                            Suite 105
                                            Winston-Salem, NC 27106
                                            Phone: (336) 760-9331
                                            Fax:  (336) 760-9391



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

                  If to the Executive:      Michael Hough
                                            Chief Executive Officer
                                            3288 Robinhood Road
                                            Suite 105
                                            Winston-Salem, NC 27106
                                            Phone: (336) 760-9331
                                            Fax:  (336) 760-9391

         A copy of any notice pursuant to this Agreement shall be sent to Alston & Bird LLP, 3201 Beechleaf Court, Suite 600, Raleigh, NC 27604, Attn: Brad S. Markoff. Either party may change such party's address for notices by notice duly given pursuant hereto.

         12. ATTORNEYS' FEES. In the event judicial determination is necessary of any dispute arising as to the parties' rights and obligations hereunder, each party shall have the right, in addition to any other relief granted by the court, to attorneys' fees based on a determination by the court of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

         13. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Executive by the Company.

         14. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

         15. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Maryland.

         16. ENTIRE AGREEMENT; HEADINGS. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         17. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         18. SEVERABILITY. In the event that a court of competent jurisdiction determines



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

that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         19. INDEMNIFICATION. The Company shall indemnify and hold Executive harmless to the maximum extent permitted by Section 2-418 of the Maryland General Corporations Law or its successor statute.

         20. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         21. SUCCESSOR SECTIONS. References herein to sections or rules of the Code or Exchange Act shall be deemed to include any successor sections or rules.

         22. ARBITRATION. Any dispute, claim or controversy arising out of or in relation to this Agreement, which the Executive and the Company are unable to resolve shall be determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected by the American Arbitration Association upon application made to it for such purpose by either the Company or the Executive. The arbitration proceedings shall take place in New York, New York or such other place as shall be agreed to by the parties. The Board of Arbitration shall reach and render a decision in writing. In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. Any award shall be rendered on the basis of the substantive law governing this Agreement and shall be concurred in by a majority of the arbitrators. To the extent practical, decisions of the arbitrators shall be rendered no more than thirty (30) calendar days following commencement of the arbitration proceedings with respect thereto. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Executive and the Company and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to the arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party; provided, however, that the expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be borne in equal parts by Executive and the Company.

         23. OTHER ACTIVITIES. Subject to compliance with the provisions set forth in Section 1 hereof, the Executive shall be permitted to continue to manage the operations of Atlantic Capital Management, Inc. (either directly as an employee and/or director of Atlantic Capital Management, Inc. or through another entity that is responsible for the management of Atlantic Capital Management, Inc.), engage in charitable work, and manage his own personal investments.


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

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.

                                         FORSYTH MORTGAGE CORP.


                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                            ------------------------------------
                                              Michael Hough


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